UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by Registrant  ☒                                         Filed by Party other than Registrant  ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SunAmerica Series, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maxim aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Proxy Solicitation Script

Hello, is Mr./Ms. _____________ available?

IF YES:

Hi Mr./Ms. _____________, my name is _____________. I am calling on a recorded line on behalf of SunAmerica Series, Inc. Focused Large-Cap Growth Portfolio regarding the shareholder meeting originally scheduled for October 10, 2013. That meeting has been adjourned due to insufficient votes received. I am calling to see if we can assist you in voting your shares of the fund.

Proxy materials were sent to you in connection with the shareholder meeting. The Board of Directors has determined that the reorganization is in the best interest of shareholders and is recommending that you vote in favor of it.

Regardless of the number of shares you own your vote is important. Voting now will also help avoid any unnecessary communications with you, the shareholders. Would you like to vote “FOR” the proposal as recommended by the Board of Directors?

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms._____________? (IF YES) Make note & set up call back time.

IF YES:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of Focused Large-Cap Growth Portfolio.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposal as set forth in the proxy materials you received.

We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (855) 200-1226, Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF Not sure how to vote, you may cast a FOR vote, an AGAINST vote or an ABSTAIN vote on the proposal.

How would you like to cast your vote on the proposal?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of the Focused Large-Cap Growth Portfolio.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your vote to (repeat vote intention) with respect to the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (855) 200-1226, Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

What I am being asked to vote on?

Proposal 1: The Board is asking for your vote to approve a proposed reorganization of the Focused Large-Cap Growth Portfolio with the SunAmerica Focused Alpha Large-Cap Fund. In this reorganization, your Class A shares, Class B shares and/or Class C shares would be exchanged for Class A shares and/or Class C shares, respectively, of the Alpha Large-Cap Fund with the same aggregate net asset value of the Portfolio shares that you currently hold. It is currently anticipated that the reorganization of the Portfolio should be effected on a tax-free basis for federal income tax purposes.

If materials not received:

I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly. Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at (855) 200-1226 Monday-Friday 9am-6pm EST.

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, I am calling with an important message on behalf of the SunAmerica Series, Inc. Focused Large-Cap Growth Portfolio. The special meeting of shareholders scheduled for October 10th, 2013 could not be held due to lack of shareholder participation. The meeting has now been adjourned to October 21st, 2013 and it is imperative that you vote your shares prior to that date. We urge you to vote your shares as soon as possible to also help avoid any unnecessary communications with you, the shareholders.

Your participation is extremely important. To vote over the telephone, call toll-free at 1-855-200-1226 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9am to 6pm Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.